Exhibit 10(f)

FIRST MODIFICATION TO INDEMNITY DEED OF TRUST AND SECURITY AGREEMENT

THIS FIRST MODIFICATION TO INDEMNITY DEED OF TRUST AND SECURITY AGREEMENT (this "Modification"), is given this 19th day of December, 2003, by BRANDYWINE INVESTMENT ASSOCIATES LIMITED PARTNERSHIP, a Maryland limited partnership (the "Grantor") to certain trustees for the benefit of MERCANTILE MORTGAGE CORPORATION, a Maryland corporation (the "Beneficiary").

WHEREAS, on July 26, 1999, Interstate General Company, L.P. (the "Borrower") entered into a loan and revolving line of credit facilities in the maximum principal amount of Ten Million Eight Hundred Forty Thousand Dollars ($10,840,000) which credit facilities have been increased pursuant to the modifications described below to Twelve Million Ninety Thousand Dollars ($12,090,000) (collectively, the "Loan") with the Beneficiary in accordance with the terms of a Loan Agreement dated as of July 26, 1999, by and between the Borrower and the Beneficiary (the "Loan Agreement"; terms used herein but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement) and the Borrower executed and delivered to the Beneficiary a Promissory Note of even date with the Loan Agreement in the maximum principal amount of Ten Million Eight Hundred Forty Thousand Dollars ($10,840,000), with interest thereon as set forth therein (the "Note");

WHEREAS, the Note and the Working Capital Note (as defined below) are guaranteed, inter alia, by a Partnership Guaranty Agreement dated July 26, 1999, from Brandywine Investment Associates Limited Partnership ("Partnership Guarantor") for the benefit of Beneficiary (the "Partnership Guaranty");

WHEREAS, the Partnership Guaranty, is secured by (among other things) an Indemnity Deed of Trust and Security Agreement dated July 26, 1999 from the Partnership Guarantor to the Trustees on behalf of the Beneficiary, recorded among the Land Records of Prince George's County, Maryland as Deed Book 13254, Folio 552 (the " Deed of Trust");

WHEREAS, on July 26, 1999, the Borrower entered into a letter of credit facility in the maximum principal amount of Five Hundred Thousand Dollars ($500,000) in accordance with the terms of the Loan Agreement (the "Letter of Credit Facility");

WHEREAS, the Borrower executed and delivered to Beneficiary a Demand Letter of Credit Note dated July 26, 1999 (the "Demand Letter of Credit Note") and Borrower and Partnership Guarantor executed an Indemnification Agreement dated July 26, 1999 (the "Indemnification Agreement");

WHEREAS, the Beneficiary, the Borrower and the Partnership Guarantor entered into a First Modification Agreement dated as of August 16, 2002 (the "First Modification Agreement"), whereby the parties (i) reduced the maximum principal amount due under the Infrastructure Loan (as defined in the Loan Agreement) to Three Million Nine Hundred Forty Thousand Dollars ($3,940,000); (ii) increased the maximum principal amount of the Letter of Credit Facility to Two Million Five Hundred Thousand Dollars ($2,500,000); (iii) prohibited any further advances under the Townhouse Line, except with respect to interest and property taxes; (iv) amended the Note by execution of the First Modification to Promissory Note dated August 16, 2002 by the Borrower and delivered to the Beneficiary (the "First Modification to Note") and (v) made such other modification and executed such other documents as required therein.

WHEREAS, pursuant to the First Modification Agreement, the Beneficiary and the Borrower entered into a First Modification to Demand Letter of Credit Note dated August 16, 2002 (the "First Modified Demand Letter of Credit Note") increasing the principal sum due under the Demand Letter of Credit Note to Two Million Five Hundred Thousand Dollars ($2,500,000) and along with James J. Wilson, and the Partnership Guarantor executed the Amended and Restated Indemnification Agreement dated August 16, 2002;

WHEREAS, Beneficiary, the Borrower, Partnership Guarantor and James J. Wilson entered into a Second Modification Agreement dated August 29, 2003 ("Second Modification Agreement") whereby the parties (i) increased the Letter of Credit Facility by Two Million Dollars ($2,000,000) to a new maximum principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000); (ii) extended the term of the Infrastructure Loan, for a new maturity of July 25, 2005; (iii) increased the maximum principal amount under the Infrastructure Loan by Two Million Dollars ($2,000,000) to a new maximum principal amount of Five Million Nine Hundred Forty Thousand Dollars ($5,940,000), and (iv) amended the Note by execution of the Second Modification to Promissory Note dated August 29, 2003 by the Borrower and delivered to the Beneficiary (the "Second Modification to Note");

WHEREAS, pursuant to the Second Modification Agreement, the Beneficiary and the Borrower entered into the Second Modification to Demand Letter of Credit Note ("Second Modification to Demand Letter of Credit Note") increasing the principal sum due under the Demand Letter of Credit Note to Four Million Five Hundred Thousand Dollars ($4,500,000) and along with James J. Wilson executed the Second Amended and Restated Indemnification Agreement, the "Second Amended and Restated Indemnification Agreement" together with the Demand Letter of Credit Note, the First Modified Demand Letter of Credit Note, the Second Modified Demand Letter of Credit Note, the Second Amended and Restated Indemnification Agreement and the "Third Amended and Restated Indemnification Agreement" (as defined below), are sometimes collectively referred to herein as the "Letter of Credit Documents");

WHEREAS, Borrower has requested, inter alia, (a) a Two Hundred Fifty Thousand Dollars ($250,000) increase to the Infrastructure Loan to a maximum principal amount of Six Million One Hundred Ninety Thousand Dollars ($6,190,000) and (b) a working capital loan in the amount of Seven Million Six Hundred Thousand Dollars ($7,600,000) (the "Working Capital Loan");

WHEREAS, pursuant to the terms of a Third Modification Agreement dated of even date herewith, the Beneficiary agree to modify certain provisions of the Loan and of the Loan Documents and to make the Working Capital Loan, which Working Capital Loan shall be evidenced by a Promissory Note dated of even date herewith executed by Borrower ("Working Capital Note").

WHEREAS, the amount outstanding as of the date hereof under the Loan is $3,409,036.56 and the Letter of Credit Facility is $1,885,580.00.

NOW, THEREFORE, in consideration of the premises, of the Grantor and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do agree and covenant as follows:

Section 1.01 of the Deed of Trust is hereby modified by deleting the Section in its entirety and substituting in lieu thereof the following language:

The Credit Facility. INTERSTATE GENERAL COMPANY L.P. (the "Borrower") is indebted to Beneficiary for a loan in the maximum principal amount of Twelve Million Ninety Thousand Dollars ($12,090,000) (the "Loan") and a Working Capital Loan in the maximum principal amount of Seven Million Six Hundred Thousand Dollars ($7,600,000) (the "Working Capital Loan"), each to be advanced pursuant to a Loan Agreement between Borrower and Beneficiary of even date herewith, as amended from time to time (the "Loan Agreement"), which Loan is evidenced by a Promissory Note of Borrower of even date herewith as amended from time to time ("Revolving Note") and which Working Capital Loan is evidenced by a Promissory Note dated December 19, 2003 ("Working Capital Note") (which Revolving Note and Working Capital Note, together with any other instruments described in Section 2.11 hereof shall hereinafter be called the "Note"). In addition, the Beneficiary has established a letter of credit facility (the "Letter of Credit Facility"), which Letter of Credit Facility is more fully described in the Loan Agreement, to be used in connection with certain public works associated with the Project (as defined in the Loan Agreement). The maximum face amount of all letters of credit under the Letter of Credit Facility shall not exceed Four Million Five Hundred Thousand Dollars ($4,500,000). The Loan, the Working Capital Loan, and the Letter of Credit Facility are sometimes hereinafter referred to collectively as the "Credit Facility".

2. Section 7.13(e) of the Deed of Trust is hereby modified by deleting the subsection in its entirety and inserting in lieu thereof:

"(e) The Grantor shall have paid, or cause to be paid to the Beneficiary for each lot sought to be released from this Deed of Trust one hundred percent (100%) percent of the net proceeds from the settlement of such lot. The term "net proceeds" shall mean the sales price shown on the settlement statement less customary closing costs as shown on the settlement statement." The Grantor and Beneficiary may revisit such release price in the future, provided however, the release price shall ultimately be determined by Lender in its sole discretion."

3. All provisions set forth in the Deed of Trust, as modified herein, and in any financing statements related thereto, and in any other supporting loan documents, shall continue. This Modification shall not extinguish the Borrower's indebtedness to the Beneficiary and is not intended to be a substitution or novation of the original indebtedness of the Borrower or of any documents securing the same, which documents shall remain in full force and effect, as amended and modified hereby.

4. The provisions of this Modification shall inure to the benefit of the parties hereto, their successors and assigns, and any and all persons or entities claiming by or through them or any of them.

5. Whenever used herein, the singular shall include the plural and the plural the singular and any use of any gender shall include all genders.

6. This Modification may be executed in one or more counterparts, which when taken together, shall constitute one instrument.

WITNESS the execution of this First Modification to Indemnity Deed of Trust by the parties hereto.

WITNESS:	GRANTOR: BRANDYWINE INVESTMENT ASSOCIATES LIMITED PARTNERSHIP

By: St. Charles Associates Limited Partnership, its general partner

By: Interstate General Company L.P., its general partner

By: Interstate General Management Corporation, its general partner

/s/	By:	/s/ (SEAL)
Mark Augenblick

Name: James J. Wilson

Title: Chairman & CEO of Interstate General Management Corporation, the managing general partner of St. Charles Associates Limited Partnership, the general partner of Brandywine Investment Associates Limited Partnership

BENEFICIARY: MERCANTILE MORTGAGE CORPORATION

/s/	By:	/s/ (SEAL)
James E. Spedden		Joseph J. O'Brien, Jr., Senior Vice President

STATE OF VIRGINIA, COUNTY/CITY OF LOUDOUN to wit:

I HEREBY CERTIFY, that on this _19th_ day of December, 2003, before me, the undersigned Notary Public of the State of Virginia, personally appeared James J. Wilson, known to me (or satisfactorily proved) to be the Chairman & CEO of Interstate General Management Corporation, general partner of Interstate General Company L.P., general partner of St. Charles Associates Limited Partnership, general partner of BRANDYWINE INVESTMENT ASSOCIATES LIMITED PARTNERSHIP, and that he as such Chairman & CEO, being authorized so to do executed the foregoing instrument on behalf of such corporation in its capacity as general partner of Interstate General Company L.P., general partner of St. Charles Associates Limited Partnership, general partner of BRANDYWINE INVESTMENT ASSOCIATES LIMITED PARTNERSHIP for the purposes therein contained by signing the name of the Corporation by himself as such Chairman & CEO.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ (SEAL)
Claudia Dingfelder, Notary Public My commission expires: October 31, 2005

STATE OF VIRGINIA, COUNTY/CITY OF FAIRFAX to wit:

I HEREBY CERTIFY, that on this _22nd_ day of December, 2003, before me, the undersigned Notary Public of the State of Virginia, personally appeared Joseph J. O'Brien known to me (or satisfactorily proved) to be the Senior Vice President of Mercantile Mortgage Corporation and that he as such senior vice president, being authorized so to do executed the foregoing instrument on behalf of such corporation for the purposes therein contained by signing the name of the Corporation by himself as such senior vice president.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ (SEAL)
Meredith L. Jungen, Notary Public My commission expires: November 30, 2006

The undersigned hereby certifies that the above instrument was prepared by an attorney admitted to practice before the Court of Appeals of Maryland, or under the supervision of an attorney admitted to practice before the Court of Appeals of Maryland, or by one of the parties named in the instrument.

/s/
Nicole J. Papa